AMENDMENT NO.1 TO CREDIT AGREEMENT

THIS AMENDMENT NO.1 TO CREDIT AGREEMENT, dated as of January
28, 1998 ("this Amendment"), among the following:

(i)     CEDAR FAIR, L. P., a Delaware limlted
partnership (herein, together with its successors and assigns, the "Company "or a "Co-Borrower");

(ii)    CEDAR FAIR, an Ohio general partnership
(herein, together with its successors and assigns, "Cedar Fair" or a "Co-Borrower"), which is a Wholly-Owned Subsidiary of the Company;

(iii)  MAGNUM MANAGEMENT CORPORATION, an Ohio corporation
(herein, together with its successors and assigns. "Magnum
Management" or a "Co-Borrower"), which is a Wholly-Owned
Subsidiary of the Company, in (x) its individual capacity, and (y) as treasury manager for the Co-Borrowers (in such capacity, together with its successors and assigns in such capacity, the "Treasury Manager");

(iv)   KNOTT'S BERRY FARM, a California general partnership
(herein, together with its successors and assigns, "Knott's
Berry Farm" or a "Co-Borrower"), which is a Wholly-Owned
Subsidiary of the Company;

(v)     the lending institutions party hereto
(each a "Lender"  and collectively, the
"Lenders"); and

(vi) KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (the
"Administrative Agent"):


PRELIMINARY STATEMENTS:

     (1) The Co-Borrowers, the Lenders named therein, and the Administrative Agent entered into the Credit Agreement, dated as of December 19, 1997 (the "Credit Agreement"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

     (2) The Company and Knott's Berry Farms propose to enter into the Note Purchase and Private Shelf Agreement, dated as of January 28,1998 (the "1998 Note Purchase and Private Shelf Agreement"), with The Prudential Insurance Company of America ("Prudential") pursuant to which, among other things, the Company and Knott's Berry Farms, as Co-Issuers, would issue and sell to Prudential and/or certain of its Affiliates $50,000,000 aggregate principal amount of their 6.68% Series B Notes due August 24, 2011. Such Notes are referred to in the Credit Agreement as the Additional Notes.

     (3) The right of the Co-Borrowers to issue and sell the Additional Notes in compliance with the requirements of the Credit Agreement is conditioned upon satisfaction of the
conditions  specified  in  section  9.4(c)  of  the   Credit
Agreement.

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     (4)  The Lenders are entitled under section 8.12 of the
Credit  Agreement  to require that the Credit  Agreement  be amended  to include certain covenants contained in the  1998
Note Purchase and Private Shelf Agreement.

     (5) The Co-Borrowers, the Lenders, and the Administrative Agent desire to amend certain of the terms and provisions of the Credit Agreement in order to make certain modifications to the terms and provisions thereof, all as more fully set forth below.

   NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1. CONSENT AND AMENDMENTS.

     1.1. Consent to Issuance of Additional Notes. Effective on the Effective Date (as hereinafter defined), the Lenders
(i) confirm their satisfaction with the matters specified in section  9.4(c)(i) of the Credit Agreement insofar  as  they pertain to the issuance of the Additional Notes, and (ii) consent to the issuance of the Additional Notes as contemplated by section 9.4(c) of the Credit Agreement.

     1.2.   Amendment   to  Add  an  Affirmative   Covenant.
Effective on the Effective Date, a new section 8.16 is added to the Credit Agreement, reading in its entirety as follows:

            8.16.   Minimum Assets. The Company covenants
          and agrees that (i) the consolidated total assets of the Company and Knott's Berry Farms shall at all times constitute at least 70% of the consolidated total assets of the Company and its Subsidiaries and (ii) the unconsolidated total assets of the Company shall at all times constitute at least 40% of the consolidated total assets of the Company and its Subsidiaries.

     1.3. Amendment to Indebtedness Covenant. Effective on the Effective Date, clause (h) of section 9.4 of the Credit
Agreement is amended to read in its entirety as follows:

(h) Additional Unsecured Debt: additional unsecured Indebtedness of the Company, to the extent not otherwise permitted pursuant to the foregoing clauses, provided that
(i) at the time of incurrence thereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, (ii) Consolidated Debt shall at no time exceed 70% of Consolidated Total Capital, and (iii) at all times during a period of at least 45 consecutive days in each rolling twelve month period Consolidated Debt shall not exceed 60% of Consolidated Total Capital.

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     1.4.  Additional Definition. Effective on the Effective
Date, the following additional definition shall be added  to section 1.1 of the Credit Agreement in the appropriate alphabetic order:

"Consolidated Total Capital" shall mean at any time of determination the sum of (i) Consolidated Debt at such time and (ii) Consolidated Net Worth as of the most recent fiscal period ended on or prior to the time of determination for which financial statements have been delivered to the Lenders hereunder.

             SECTION 2.  REPRESENTATIONS AND WARRANTIES.


The Co-Borrowers jointly and severally represent and warrant that: (a) this Amendment has been duly authorized by all necessary corporate or other organizational action on the part of each Co-Borrower, has been duly executed and delivered on behalf of each Co-Borrower, and constitutes the valid and binding agreement of each Co-Borrower, enforceable against such Co-Borrower in accordance with its terms; (b) the representations and warranties of the Co-Borrowers contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof; except that any representation and warranty made only as of a specified date is hereby represented to have been true and correct when made, (c) no condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default; and (d) the Co-Borrowers are in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.


     SECTION 3. RATIFICATIONS.

The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

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     SECTION 4. BINDING EFFECT.

This Amendment shall become effective on a date (the
"Effective Date"), on or before January 31, 1998, if and when the following conditions shall be satisfied:

            (a) Amendment, etc.: this Amendment shall have been executed by the Co-Borrowers and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent; the Acknowledgment and Consent appended hereto shall have been executed by the Subsidiaries of the Company named therein, and counterparts thereof as so executed shall have been delivered to the Administrative Agent; and the Administrative Agent shall have been notified by all of the Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

(b) Issuance of Additional Notes: the Additional Notes shall have been issued in accordance with the terms of the 1998 Note Purchase and Private Shelf Agreement, and there shall have been no material changes to the terms of such Agreement since the draft thereof furnished to the Lenders which have not been approved by the Administrative Agent;

          (c) Intercreditor Agreement: the Lenders, the Administrative Agent and the other parties thereto shall have entered into the Intercreditor Agreement contemporaneously therewith, and the Intercreditor Agreement shall be in full force and effect; and

          (d) Notice from the Administrative Agent: the Administrative Agent shall have notified the Treasury Manager and each Lender in writing that the conditions specified in the foregoing clauses have been satisfied; and thereafter this Amendment shall be binding upon and inure to the benefit of the Co-Borrowers, the Administrative Agent and each Lender and their respective permitted successors and assigns, except that no Co-Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.


     SECTION 5. MISCELLANEOUS.

     5.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by any Administrative Agent or any Lender or any subsequent Loan shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

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     5.2.   Reference  to  Credit  Agreement.   The   Credit
Agreement  and any and all other agreements, instruments  or
documentation  now  or  hereafter  executed  and   delivered
pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     5.3. Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Co-Borrowers agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

     5.4. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

5.5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

     5.6. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     5.7. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

5.8. Recourse. The provisions of section 14.21 of the Credit Agreement shall apply to this Amendment as well as to the Credit Agreement as amended hereby.

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